EXHIBIT 4.1


                       EXPLOSIVE FABRICATORS, INC.

                 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN


I.        PURPOSE

          The Explosive Fabricators, Inc. Nonemployee Director Stock Option Plan (the "Plan") provides for the grant of Stock Options to Nonemployee Directors of Explosive Fabricators, Inc. (the "Company") in order to advance the interests of the Company through the motivation, attraction and retention of its Nonemployee Directors.


II.       NON-INCENTIVE STOCK OPTIONS

          The Stock Options granted under the Plan shall be nonstatutory stock options ("NSOs") which are intended to be options that do not qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").


III.      ADMINISTRATION

          3.1  Committee.  The Plan shall be administered by the
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Board of Directors of the Company (the "Board") or by a committee of two or more directors (the "Committee"). The Committee or the Board, as the case may be, shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and any Stock Option granted thereunder, and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of the Code or in order to conform to any regulation or to any change in any law or regulation applicable thereto. The Board of Directors may reserve to itself any of the authority granted to the Committee as set forth herein, and it may perform and discharge all of the functions and responsibilities of the Committee at any time that a duly constituted Committee is not appointed and serving. All references in this Plan to the "Committee" shall be deemed to refer to the Board of Directors whenever the Board is discharging the powers and responsibilities of the Committee.

          3.2  Actions of Committee.  All actions taken and all
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interpretations and determinations made by the Committee in good faith
(including determinations of Fair Market Value) shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, and all members of the Committee shall, in addition to their rights as directors, be
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fully protected by the Company with respect to any such action, determination or interpretation.


IV.       DEFINITIONS

          4.1  "Stock Option."  A Stock Option is the right
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granted under the Plan to a Nonemployee Director to purchase, at such time or times and at such price or prices ("Option Price") as are determined pursuant to the Plan, the number of shares of Common Stock as are determined pursuant to the Plan.

          4.2  "Common Stock."  A share of Common Stock means a
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share of authorized but unissued or reacquired Common Stock (par value
$.05 per share) of the Company.

          4.3  "Election Date."  The date on which a director is
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elected to the Board of Directors by the Company's stockholders.

          4.4  "Fair Market Value."  If the Common Stock is not
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traded publicly, the Fair Market Value of a share of Common Stock on any date shall be determined, in good faith, by the Board or the Committee after such consultation with outside legal, accounting and other experts as the Board or the Committee may deem advisable, and the Board or the Committee shall maintain a written record of its method of determining such value. If the Common Stock is traded publicly, the Fair Market Value of a share of Common Stock on any date shall be the average of the representative closing bid and asked prices, as quoted by the National Association of Securities Dealers through NASDAQ (its automated system for reporting quotes), for the date in question or, if the Common Stock is listed on the NASDAQ National Market System or is listed on a national stock exchange, the officially quoted closing price on NASDAQ or such exchange, as the case may be, on the date in question.

          4.5  "Nonemployee Director."  A Nonemployee Director is
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a director of the Company who is not also an employee of the Company.

          4.6  "Participant."  A Participant is a Nonemployee
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Director to whom a Stock Option is granted.


V.        OPTION GRANTS

          5.1  Number of Shares.  Upon the Effective Date of this
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Plan as to Nonemployee Directors serving on the Company's Board of
Directors as of such date, or on the initial election or appointment of a Nonemployee Director to the Company's Board of Directors as to Nonemployee Directors elected or appointed after such date (the "initial grant date"), each Nonemployee Director shall be granted a Stock Option to purchase 5,000 shares of Common Stock (subject to adjustment pursuant to Section 6.2

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hereof).  Thereafter, effective as of each annual Election Date following the initial grant date, each Nonemployee Director shall be granted a Stock Option to purchase 2,500 shares of Common Stock (subject to adjustment pursuant to Section 6.2 hereof) so long as such director is a Nonemployee Director on such annual Election Date and has served as a Nonemployee Director of the Company continually since his or her initial grant date (such grant, the "Annual Election Grant"). If a Nonemployee Director has received a grant of an option under this Plan upon his or her appointment to the Company's Board, such Nonemployee Director shall first become eligible for the Annual Election Grant on the Election Date following the Election Date that such Nonemployee Director is first elected to the Company's Board.

          5.2  Price.  The purchase price per share of Common
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Stock for the shares to be purchased pursuant to the exercise of any
Stock Option shall be the Fair Market Value of a share of Common Stock as of the date the Stock Option is granted to the Nonemployee Director.

          5.3  Other Terms.  Except for the limitations set forth
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in Sections 5.1 and 5.2, the terms and provisions of Stock Options shall be as determined from time to time by the Committee, and Stock Options issued may contain terms and provisions different from other Stock Options granted to the same or other Stock Option recipients. However, notwithstanding the foregoing, all Stock Options granted on the same date shall contain the same terms and provisions as to all recipient Nonemployee Directors. Each Stock Option shall be evidenced by a written agreement ("Option Agreement") containing such terms and provisions as the Committee may determine, subject to the provisions of the Plan.


VI.       SHARES OF COMMON STOCK SUBJECT TO THE PLAN

          6.1  Maximum Number.  The maximum aggregate number of
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shares of Common Stock that may be made subject to Stock Options shall be 100,000 authorized but unissued shares of Common Stock. If any shares of Common Stock subject to Stock Options are not purchased or otherwise paid for before such Stock Options expire, such shares may again be made subject to Stock Options.

          6.2  Capital Changes.  In the event any changes are
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made to the shares of Common Stock (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend in excess of ten percent (10%) at any single time, stock split, combination of shares, exchange of shares, change in corporate structure or otherwise), appropriate adjustments shall be made in: (i) the number of shares of Common Stock theretofore made subject to Stock Options, and in the purchase price of said shares; and (ii) the aggregate number of shares which may be made subject to Stock Options. If any of the foregoing adjustments shall result in a fractional share, the fraction shall be

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disregarded, and the Company shall have no obligation to make any cash or other payment with respect to such a fractional share.


VII.      EXERCISE OF STOCK OPTIONS

          7.1  Time of Exercise.  Subject to the provisions of the
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Plan, the Committee, in its discretion, shall determine the time when a
Stock Option, or a portion of a Stock Option, shall become exercisable, and the time when a Stock Option, or a portion of a Stock Option, shall expire. Such time or times shall be set forth in the Option Agreement evidencing such Stock Option. A Stock Option shall expire, to the extent not exercised, no later than five years after the date on which it was granted. The Committee may accelerate the vesting of any Participant's Stock Option by giving written notice to the Participant. Upon receipt of such notice, the Participant and the Company shall amend the Option Agreement to reflect the new vesting schedule. The acceleration of the exercise period of a Stock Option shall not affect the expiration date of that Stock Option.

          7.2  Six-Month Holding Period.  The shares of Common
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Stock issued upon the exercise of a Stock Option may not be sold or otherwise disposed of within six months after the date of grant of the Stock Option.

          7.3  Exchange of Outstanding Stock.  The Committee, in
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its sole discretion, may permit a Participant to surrender to the
Company shares of Common Stock previously acquired by the Participant as part or full payment for the exercise of a Stock Option. Such surrendered shares shall be valued at their Fair Market Value on the date of exercise.

          7.4  Use of Promissory Note.  The Committee may, in its
               ----------------------
sole discretion, impose terms and conditions, including conditions relating to the manner and timing of payments, on the exercise of Stock Options. Such terms and conditions may include, but are not limited to, permitting a Participant to deliver to the Company his promissory note as full or partial payment for the exercise of a Stock Option, and the Company may, but shall not be required to, retain the shares of Common Stock issued upon exchange of security and repayment of such promissory note.

          7.5  Stock Restriction Agreement.  The Committee may
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provide that shares of Common Stock issuable upon the exercise of a
Stock Option shall, under certain conditions, be subject to restrictions whereby the Company has a right of first refusal with respect to such shares or a right or obligation to repurchase all or a portion of such shares, which restrictions may survive a Participant's term as a director of the Company. The acceleration of time or times at which a Stock Option becomes

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exercisable may be conditioned upon the Participant's agreement to such restrictions.

          7.6  Termination of Director Status Before Exercise.
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If a Participant's term as a director of the Company shall terminate for any reason other than the Participant's disability, any Stock Option then held by the Participant, to the extent then exercisable under the applicable Option Agreement(s), shall remain exercisable after the termination of his director status for a period of three months (but in no event beyond five years from the date of grant of the Stock Option). If the Participant's director status is terminated because the Participant is disabled within the meaning of Section 22(e)(3) of the Code, any Stock Option then held by the Participant, to the extent then exercisable under the applicable Option Agreement(s), shall remain exercisable after the termination of his director status for a period of twelve months (but in no event beyond five years from the date of grant of the Stock Option). If the Stock Option is not exercised during the applicable period, it shall be deemed to have been forfeited and of no further force or effect.

          7.7  Disposition of Forfeited Stock Options.  Any
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shares of Common Stock subject to Stock Options forfeited by a
Participant shall not thereafter be eligible for purchase by the Participant but may be made subject to Stock Options granted to other Participants.


VIII.     NO EFFECT UPON STOCKHOLDER RIGHTS

          Nothing in this Plan shall interfere in any way with the right of the stockholders of the Company to remove the Participant from the Board pursuant to the Colorado Corporate Code and the Company's
Certificate of Incorporation and Bylaws.


IX.       NO RIGHTS AS A STOCKHOLDER

          A Participant shall have no rights as a stockholder with respect to any shares of Common Stock subject to a Stock Option. Except as provided in Section 6.2, no adjustment shall be made in the number of shares of Common Stock issued to a Participant, or in any other rights of the Participant upon exercise of a Stock Option by reason of any dividend, distribution or other right granted to stockholders for which the record date is prior to the date of exercise of the Participant's Stock Option.


X.        ASSIGNABILITY

          No Stock Option granted under this Plan, nor any other rights acquired by a Participant under this Plan, shall be assignable or transferable by a Participant, other than by will

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or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code, Title I of the Employee Retirement Income Security Act ("ERISA"), or the rules thereunder. In the event of the Participant's death, the Stock Option may be exercised by the Personal Representative of the Participant's estate or, if no Personal Representative has been appointed, by the successor or successors in interest determined under the Participant's will or under the applicable laws of descent and distribution.


XI.       REORGANIZATION/LIQUIDATION/CHANGE IN CONTROL

          11.1 Options.  In the event of a change in control of
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the Company as defined in Section 11.2., then the Committee may, in its sole discretion, without obtaining stockholder approval, prescribe the terms and conditions for the exercise of, or modification of, any outstanding Stock Options. By way of illustration, and not by way of limitation, the Committee may provide for the complete or partial acceleration of the dates of exercise of the Stock Options or make all Stock Options fully vested and exercisable, or may provide that such Stock Options will be exchanged or converted into options to acquire securities of the surviving or acquiring corporation, or may provide for a payment or distribution in respect of outstanding Stock Options (or the portion thereof that is currently exercisable) in cancellation thereof. The Committee may provide that Stock Options granted hereunder must be exercised in connection with the closing of such transaction, and that if not so exercised such Stock Options will expire. The Committee may provide for payment of bonus awards in an amount necessary to pay the Option Price of all or any portion of outstanding Stock Options or for the payment of cash in exchange for the cancellation of outstanding Stock Options in an amount equal to the difference of the Option Price and the Fair Market value on the date of cancellation.

          11.2 Definition.  For purposes of the Plan, a "change
               ----------
in control" shall be deemed to have occurred if (a) any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the 1934
Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the company is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of more than 33-1/3 of the then outstanding voting stock of the Company; or (b) at any time during any period of three consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board (and any new director whose election by the Board or whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority thereof; or (c) the

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stockholders of the Company approve a merger or consolidation of the
Company with any other corporation, other than a merger of consolidation which would result in the voting securities of the company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders approve a plan of complete liquidation of the company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or
(d) a reorganization of the Company (other than a reorganization under the Untied States Bankruptcy Code). A "change of control" shall not include any transaction undertaken for the purpose of reincorporating the Company under the laws of another jurisdiction, if such transaction does not materially affect the beneficial ownership of the Company's capital stock.


XII.      AMENDMENT

          The Board may from time to time alter, amend, suspend or discontinue the Plan, including, where applicable, any modifications or amendments as it shall deem advisable in order to conform to any regulation or to any change in any law or regulation applicable thereto; provided, however, that no such action shall adversely affect the rights and obligations with respect to Stock Options at any time outstanding under the Plan. Subject to the foregoing, the provisions of Article V of the Plan which set forth the number of shares of Common Stock for which Stock Options shall be granted, the timing of Stock Option grants and the Stock Option exercise price shall not be amended more than once every six (6) months other than to comport with changes in the Code, ERISA, or the rules thereunder.


XIII.     REGISTRATION OF OPTIONED SHARES

          The Stock Options shall not be exercisable unless the purchase of such optioned shares is pursuant to an applicable effective registration statement under the Securities Act of 1933, as amended (the "Act"), or unless, in the opinion of counsel to the Company, the proposed purchase of such optioned shares would be exempt from the registration requirements of the Act and from the registration or qualification requirements of applicable state securities laws.


XIV.      BROKERAGE ARRANGEMENTS

          The Committee, in its discretion, may enter into arrangements with one or more banks, brokers or other financial institutions to facilitate the disposition of shares acquired upon exercise of Stock Options including, without limitation,

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arrangements for the simultaneous exercise of Stock Options and sale of the shares acquired upon such exercise.


XV.       NONEXCLUSIVITY OF THE PLAN

          Neither the adoption of the Plan by the Board nor the submission of the Plan to stockholders of the Company for approval shall be construed as creating any limitations on the power or authority of the Board to adopt such other or additional compensation arrangements of whatever nature as the Board may deem necessary or desirable or preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to Nonemployee Directors, which the Company now has lawfully put into effect or which may be put into effect hereafter.


XVI.      EFFECTIVE DATE

          This Plan was adopted by the Board of Directors on September 16, 1994, subject to stockholder approval, and shall become effective on the date stockholder approval is obtained.

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